UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 17, 2012
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 17, 2012, Tesoro Logistics LP ("the Partnership") entered into the second amendment (the "Second Amendment") to its senior secured revolving credit agreement (the "Credit Agreement") dated April 26, 2011, with Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders. The Credit Agreement, as amended by the Second Amendment, is scheduled to mature on April 25, 2014. We amended the Credit Agreement to revise the interest coverage and leverage ratios that it requires us to maintain. Under the financial covenants contained in the Credit Agreement, as amended, the Partnership cannot:

•
permit the ratio of our consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") to our consolidated interest charges as of the end of any fiscal quarter (the “Consolidated Interest Coverage Ratio”), for the immediately preceding four quarter period, to be less than a 2.50 to 1.00;

•
permit the ratio of our consolidated funded debt to our consolidated EBITDA as of the end of any fiscal quarter (the “Consolidated Leverage Ratio”), for the immediately preceding four quarter period, to be greater than 4.50 to 1.00 during a temporary period from the date of consummation of certain acquisitions (as described in the Credit Agreement) until the last day of the third consecutive quarter following such acquisitions, and greater than 4.00 to 1.00 at all other times, unless we have consummated an issuance of unsecured indebtedness (a “Qualified Notes Offering”) resulting in gross proceeds of at least $200 million and meeting certain other requirements (as described in the Credit Agreement), in which case the ratio cannot be greater than 5.00 to 1.00; or

•
upon and after the consummation of a Qualified Notes Offering, permit the ratio of our consolidated funded senior secured debt to our consolidated EBITDA as of the end of any fiscal quarter (the “Consolidated Senior Secured Leverage Ratio”), for the immediately preceding four quarter period, to be greater than 3.50 to 1.00.

The Second Amendment:

•	reduced the Consolidated Interest Coverage Ratio from 3.00 to 1.00 to 2.50 to 1.00;

•	revised the Consolidated Leverage Ratio such that it would increase to 5.00 to 1.00 upon a Qualified Notes Offering; and

•	added a Consolidated Senior Secured Leverage Ratio requirement, which did not exist under the Credit Agreement prior to the Second Amendment.

The foregoing description is not complete and is qualified in its entirety by reference to the full Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 22, 2011, our strategy and 2012 business plan will be provided to investors at the 2012 Citi MLP/Midstream Infrastructure Conference in the attached slides (the “Slide Presentation”). The Slide Presentation available on our website at www.tesorologistics.com, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Slide Presentation is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including the Slide Presentation, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Amendment No. 2 to Credit Agreement, dated as of August 17, 2012.
99.1	Slide Presentation dated as of August 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2012

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
Its general partner

By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
10.1	Amendment No. 2 to Credit Agreement, dated as of August 17, 2012.
99.1	Slide Presentation dated as of August 22, 2012.

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